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                                                                    EXHIBIT 23.2

                               AUDITORS' CONSENT

The Board of Directors
Tenet Healthcare Corporation


    We consent to the use of our reports dated July 25, 1995 included and incorporated by reference in the Amendment No. 2 to the Registration Statement on Form S-3 of Tenet Healthcare Corporation, relating to the consolidated balance sheets of Tenet Healthcare Corporation and subsidiaries as of May 31, 1995 and 1994, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended May 31, 1995, and the related schedule, and to the reference to our firm under the headings "Selected Historical Financial Information" and "Experts" in the prospectus. Our report on the 1994 consolidated financial statements refers to a change in the method of accounting for income taxes.


                                          KPMG PEAT MARWICK LLP


Los Angeles, California
October 10, 1995